Exhibit 99.1
FleetCor Reports First Quarter 2016 Financial Results

Raises 2016 Guidance

NORCROSS, Ga., May 4, 2016 — FleetCor Technologies, Inc. (NYSE: FLT), a leading global provider of fuel cards and workforce payment products to businesses, today reported financial results for its first quarter ended March 31, 2016.

“We reported good first quarter results, despite the continuation of a pretty unfavorable macro-environment. Importantly, our fundamentals were strong, organic revenue growth was approximately 9% in the quarter, on a constant fuel price, currency, and spread basis,” said Ron Clarke, chairman and chief executive officer, FleetCor Technologies, Inc. “We are raising our full year 2016 guidance by $0.03 to reflect our first quarter results.”

Financial Results for First Quarter 2016:

GAAP Results

•	Total revenues decreased 0.5% to $414.3 million in the first quarter of 2016 compared to $416.2 million in the first quarter of 2015.

•
GAAP net income increased 17% to $110.0 million or $1.17 per diluted share in the first quarter of 2016 compared to GAAP net income of $94.2 million or $1.00 per diluted share in the first quarter of 2015.

Non-GAAP Results1

•	Adjusted revenues[1] (revenues, net less merchant commissions) decreased 1% to $386.0 million in the first quarter of 2016 compared to $388.8 million in the first quarter of 2015.

•	Adjusted net income[1] increased 6% to $144.3 million in the first quarter of 2016 compared to $135.9 million in the first quarter of 2015.

•	Adjusted net income per diluted share[1] increased 6% to $1.53 in the first quarter of 2016 compared to $1.45 in the first quarter of 2015.

Fiscal Year 2016 Outlook:

“The first quarter of 2016 was another strong quarter for the Company despite many significant macro-economic headwinds. In the aggregate, we believe these macro-economic headwinds impacted our business in the first quarter versus the first quarter of 2015 by approximately $38 million in revenue or approximately $0.21 in adjusted net income per diluted share,” said Eric Dey, chief financial officer, FleetCor Technologies, Inc. “We are raising our guidance to reflect our first quarter results compared to our internal expectations. Although foreign exchange rates and fuel prices are trending a little better than the first quarter average, we are keeping our prior macro guidance unchanged until more of a trend can be established.”

For fiscal-year 2016, FleetCor Technologies, Inc. financial guidance and assumptions are as follows:

•	Total revenues between $1,730 million and $1,780 million;

•	Adjusted net income[1] between $608 million and $628 million; and

•	Adjusted net income per diluted share[1] between $6.43 and $6.63.

FleetCor’s fiscal-year guidance assumptions for 2016 are as follows:

___________________________________________________________________
1 Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibit 2 and segment information is provided in Exhibit 3.

•	Weighted fuel prices equal to $1.91 per gallon average for the rest of 2016 compared to $2.56 per gallon average in 2015, down approximately 25%.

•	Market spreads returning to normalized levels for the rest of 2016, down approximately $7 million versus 2015.

•	Foreign exchange rates equal to the seven day average ended January 15, 2016.

•	SVS business is retained for 2016.

•	Continued weakness in the Company’s Brazilian and Russian businesses.

•	Fully diluted shares outstanding of 94.7 million shares.

•	Rest of year tax rate of approximately 31.9%.

•	No impact related to STP or acquisitions or material new partnership agreements.

Conference Call
The company will host a conference call to discuss first quarter 2016 financial results today at 5:00pm ET. Hosting the call will be Ron Clarke, chief executive officer, and Eric Dey, chief financial officer. The conference call can be accessed live over the phone by dialing (877) 407-0784, or for international callers (201) 689-8560. A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 13636054. The replay will be available until May 11, 2016. The call will be webcast live from the company's investor relations website at investor.fleetcor.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FleetCor's beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as "anticipate," "intend," "believe," "estimate," "plan," "seek," "project," "expect," "may," "will," "would," "could" or "should," the negative of these terms or other comparable terminology. Examples of forward-looking statements in this press release include statements relating to macro-economic conditions and estimated impact of these conditions on our operations and financial results, revenue and earnings guidance and assumptions underlying financial guidance. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement, such as fuel price and spread volatility; the impact of foreign exchange rates on operations, revenue and income; the effects of general economic conditions on fueling patterns and the commercial activity of fleets; changes in credit risk of customers and associated losses; the actions of regulators relating to payment cards or resulting from investigations; failure to maintain or renew key business relationships; failure to maintain competitive offerings; failure to maintain or renew sources of financing; failure to complete, or delays in completing, anticipated new partnership arrangements or acquisitions and the failure to successfully integrate or otherwise achieve anticipated benefits from such partnerships or acquired businesses; failure to successfully expand business internationally, as well as the other risks and uncertainties identified under the caption "Risk Factors" in FleetCor's Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on February 29, 2016. FleetCor believes these forward-looking statements are reasonable; however, forward-looking statements are not a guarantee of performance, and undue reliance should not be placed on such statements. The forward-looking statements included in this press release are made only as of the date hereof, and FleetCor does not undertake, and specifically disclaims, any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

About Non-GAAP Financial Measures
Adjusted revenue is calculated as revenues, net less merchant commissions. Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash stock-based compensation expense related to share-based compensation awards, (b) amortization of deferred financing costs and intangible assets, (c) amortization of the premium recognized on the purchase of receivables, and (d) our proportionate share of amortization of intangible assets at our equity method investment. The company uses adjusted revenues as a basis to evaluate the company’s revenues, net of the commissions that are paid to merchants to participate in our card programs. The commissions paid to merchants can vary when market spreads fluctuate in much the same way as revenues are impacted when market spreads fluctuate. The company believes this is a more effective way to evaluate the company’s revenue performance. We prepare adjusted net income to eliminate the effect of items that we do not consider indicative of our core operating performance. Adjusted revenues and adjusted net income are supplemental measures of operating performance that do not represent and should not be considered as an alternative to revenues, net, net income or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP, and our calculation thereof may not be comparable to that reported by other companies. We believe it is useful to exclude non-cash stock-based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and stock-based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. Reconciliations of GAAP results to non-GAAP results are provided in the attached exhibit 1.

Management uses adjusted revenues and adjusted net income:

•	as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;

•	for planning purposes, including the preparation of our internal annual operating budget;

•	to allocate resources to enhance the financial performance of our business; and

•	to evaluate the performance and effectiveness of our operational strategies.

We believe adjusted revenues and adjusted net income are key measures used by the company and investors as supplemental measures to evaluate the overall operating performance of companies in our industry. By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

About FleetCor
FleetCor is a leading global provider of fuel cards and workforce payment products to businesses. FleetCor's payment programs enable businesses to better control employee spending and provide card-accepting merchants with a high volume customer base that can increase their sales and customer loyalty. FleetCor serves commercial accounts in North America, Latin America, Europe, and Australia/New Zealand. For more information, please visit www.FLEETCOR.com.

Contact:
Investor Relations
investor@fleetcor.com
(770) 729-2017

FleetCor Technologies, Inc. and subsidiaries
Unaudited Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015
Revenues, net	$414,262	$416,166
Expenses:
Merchant commissions	28,233	27,326
Processing	79,814	81,356
Selling	26,553	26,331
General and administrative	67,594	69,722
Depreciation and amortization	36,328	48,082
Other operating, net	(215)	(425)
Operating income	175,955	163,774
Equity method investment loss	2,193	2,700
Other expense, net	659	1,860
Interest expense, net	16,191	19,566
Total other expense	19,043	24,126
Income before income taxes	156,912	139,648
Provision for income taxes	46,940	45,495
Net income	$109,972	$94,153
Basic earnings per share	$1.19	$1.03
Diluted earnings per share	$1.17	$1.00
Weighted average shares outstanding:
Basic shares	92,516	91,750
Diluted shares	94,329	93,934

FleetCor Technologies, Inc. and subsidiaries
Consolidated Balance Sheets
(In thousands, except share and par value amounts)

	March 31, 2016	December 31, 2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$399,318	$447,152
Restricted cash	145,235	167,492
Accounts receivable (less allowance for doubtful accounts of $24,033 and $21,903, at March 31, 2016 and December 31, 2015, respectively)	880,808	638,954
Securitized accounts receivable — restricted for securitization investors	551,000	614,000
Prepaid expenses and other current assets	70,251	68,661
Deferred income taxes	7,969	8,913
Total current assets	2,054,581	1,945,172
Property and equipment	177,167	163,569
Less accumulated depreciation and amortization	(91,562)	(82,809)
Net property and equipment	85,605	80,760
Goodwill	3,564,211	3,546,034
Other intangibles, net	2,155,157	2,183,595
Equity method investment	82,626	76,568
Other assets	69,650	59,739
Total assets	$8,011,830	$7,891,868
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$796,803	$669,528
Accrued expenses	185,505	150,677
Customer deposits	471,109	507,233
Securitization facility	551,000	614,000
Current portion of notes payable and other obligations	191,128	261,647
Other current liabilities	42,469	44,936
Total current liabilities	2,238,014	2,248,021
Notes payable and other obligations, less current portion	2,032,905	2,061,415
Deferred income taxes	713,404	713,428
Other noncurrent liabilities	39,738	38,957
Total noncurrent liabilities	2,786,047	2,813,800
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 475,000,000 shares authorized, 120,714,906 shares issued and 92,551,029 shares outstanding at March 31, 2016; and 475,000,000 shares authorized, 120,539,041 shares issued and 92,376,335 shares outstanding at December 31, 2015	121	121
Additional paid-in capital	2,005,608	1,988,917
Retained earnings	1,876,308	1,766,336
Accumulated other comprehensive loss	(539,609)	(570,811)
Less treasury stock, 28,163,877 and 28,162,706 shares at March 31, 2016 and December 31, 2015, respectively	(354,659)	(354,516)
Total stockholders’ equity	2,987,769	2,830,047
Total liabilities and stockholders’ equity	$8,011,830	$7,891,868

FleetCor Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows
(In Thousands)

	Three Months Ended March 31,
	2016	2015
Operating activities
Net income	$109,972	$94,153
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	7,976	7,498
Stock-based compensation	15,186	16,951
Provision for losses on accounts receivable	6,836	8,145
Amortization of deferred financing costs and discounts	1,822	1,744
Amortization of intangible assets	27,362	39,771
Amortization of premium on receivables	990	813
Deferred income taxes	(2,128)	(18,738)
Equity method investment loss	2,193	2,700
Other non-cash operating gains	(215)	(425)
Changes in operating assets and liabilities (net of acquisitions):
Restricted cash	23,743	5,580
Accounts receivable	(182,761)	(114,385)
Prepaid expenses and other current assets	(2,086)	1,695
Other assets	(11,696)	(1,835)
Excess tax benefits related to stock-based compensation	(1,118)	(6,418)
Accounts payable, accrued expenses and customer deposits	125,429	30,154
Net cash provided by operating activities	121,505	67,403
Investing activities
Acquisitions, net of cash acquired	(9,006)	(851)
Purchases of property and equipment	(11,739)	(8,105)
Net cash used in investing activities	(20,745)	(8,956)
Financing activities
Excess tax benefits related to stock-based compensation	1,118	6,418
Proceeds from issuance of common stock	387	2,571
(Payments) borrowings on securitization facility, net	(63,000)	4,000
Principal payments on notes payable	(25,875)	(25,875)
Borrowings from revolver — A Facility	40,000	—
Payments on revolver — A Facility	(110,000)	(120,736)
Borrowings from swing line of credit, net	—	30,865
Payment of contingent consideration	—	(39,808)
Other	(19)	(76)
Net cash used in financing activities	(157,389)	(142,641)
Effect of foreign currency exchange rates on cash	8,795	(13,482)
Net decrease in cash and cash equivalents	(47,834)	(97,676)
Cash and cash equivalents, beginning of period	447,152	477,069
Cash and cash equivalents, end of period	$399,318	$379,393
Supplemental cash flow information
Cash paid for interest	$15,310	$21,290
Cash paid for income taxes	$11,824	$15,992

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES AND PRO FORMA INFORMATION
(In thousands, except shares and per share amounts)
(Unaudited)
The following table reconciles revenues, net to adjusted revenues:

	Three Months Ended March 31,
	2016	2015
Revenues, net	$414,262	$416,166
Merchant commissions	28,233	27,326
Total adjusted revenues	$386,029	$388,840

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:

	Three Months Ended March 31,
	2016	2015
Net income	$109,972	$94,153
Stock based compensation	15,186	16,951
Amortization of intangible assets	27,362	39,771
Amortization of premium on receivables	990	813
Amortization of deferred financing costs and discounts	1,822	1,744
Amortization of intangibles at equity method investment	2,303	2,705
Total pre-tax adjustments	47,663	61,984
Income tax impact of pre-tax adjustments at the effective tax rate	(13,382)	(20,193)
Adjusted net income	$144,253	$135,943
Adjusted net income per diluted share	$1.53	$1.45
Diluted shares	94,329	93,934

Exhibit 2
Transaction Volume, Revenues and Adjusted Revenue, Per Transaction and by Segment
(In thousands except revenues, net per transaction and adjusted revenues per transaction)
(Unaudited)

	Three Months Ended March 31,
	2016	2015	Change	% Change
NORTH AMERICA
'- Transactions[2]	434,483	384,544	49,939	13.0%
'- Revenues, net per transaction	$0.70	$0.78	$(0.08)	(10.1)%
'- Revenues, net	$303,548	$298,813	$4,735	1.6%
INTERNATIONAL
'- Transactions	52,538	46,778	5,760	12.3%
'- Revenues, net per transaction	$2.11	$2.51	$(0.40)	(16.0)%
'- Revenues, net	$110,714	$117,353	$(6,639)	(5.7)%
FLEETCOR CONSOLIDATED REVENUES
'- Transactions[2]	487,021	431,322	55,699	12.9%
'- Revenues, net per transaction	$0.85	$0.96	$(0.11)	(11.8)%
'- Revenues, net	$414,262	$416,166	$(1,904)	(0.5)%
FLEETCOR CONSOLIDATED ADJUSTED REVENUES[1]
'- Transactions[2]	487,021	431,322	55,699	12.9%
'- Adjusted Revenues per transaction	$0.79	$0.90	$(0.11)	(12.1)%
'- Adjusted Revenues	$386,029	$388,840	$(2,811)	(0.7)%

[1]
Adjusted revenues is a non-GAAP financial measure defined as revenues, net less merchant commissions. The Company believes this measure is a more effective way to evaluate the Company’s revenue performance. Refer to Exhibit 1 for a reconciliation of revenues, net to adjusted revenues.

[2]	Includes approximately 342 million and 301 million transactions related to our SVS business acquired with Comdata, for the three months ended March 31, 2016 and 2015, respectively.

Sources of Revenue[3]	Three Months Ended March 31,
	2016	2015	Change	% Change
Revenue from customers and partners	66.1%	63.2%	2.9%	4.6%
Revenue from merchants and networks	33.9%	36.8%	(2.9)%	(7.9)%

Revenue directly tied to fuel-price spreads	12.5%	13.7%	(1.2)%	(8.8)%
Revenue directly influenced by absolute price of fuel	13.4%	14.5%	(1.1)%	(7.6)%
Revenue from program fees, late fees, interest and other	74.1%	71.8%	2.3%	3.2%

[3]	Expressed as a percentage of consolidated revenue.

Exhibit 3
Segment Results
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenues, net:
North America	$303,548	$298,813
International	110,714	117,353
	$414,262	$416,166
Operating income:
North America	$113,850	$109,766
International	62,105	54,008
	$175,955	$163,774
Depreciation and amortization:
North America	$31,432	$31,922
International	4,896	16,160
	$36,328	$48,082
Capital expenditures:
North America	$7,942	$4,224
International	3,797	3,881
	$11,739	$8,105